EZCORP Announces Third Quarter Fiscal 2016 Results

▪	Net Revenue up $6.6 million to $100.4 million, and Income From Continuing Operations Before Income Taxes up $7.6 million to $3.8 million, driven by strong pawn performance in both U.S. and Mexico.

▪	Pawn loans outstanding (PLO) up 11% to $160.3 million; same store PLO up 9%.

▪	Pawn service charges (PSC) up 8% to $62.5 million; same store PSC up 8%.

▪	Merchandise sales gross margin on both consolidated and same store basis increased 200bps to 36%.

▪	Definitive agreement to sell Grupo Finmart announced July 6, 2016; close expected by September 30, 2016.

▪	Received commitment for a $100 million secured credit facility to support the business.
All amounts in this release are EZCORP continuing operations in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
Austin, Texas (August 9, 2016) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn loans in the United States and Mexico, today announced results for its third quarter ended June 30, 2016.
CEO COMMENTARY AND OUTLOOK
Stuart Grimshaw, EZCORP’s Chief Executive Officer, said: "We have been consistently executing the three year strategic program announced in July 2015 to lead the market in serving and satisfying customers’ need for cash. Pawn momentum remains strong with four consecutive quarters of improvement in same store PLO in the U.S. and eight consecutive quarters in Mexico.

"Our focus on customer engagement and optimizing our U.S. and Mexico pawn businesses will continue, including investments in technology to improve innovation and productivity, reduce costs, and leverage investments. We are confident these initiatives, along with the quality pawn performance we have demonstrated in recent quarters, will help us continue to build our platform for profitable growth.
"We recently announced an agreement to sell Grupo Finmart, and we expect to close that transaction by the end of our fiscal year. After the sale of Grupo Finmart, 99% of our revenue will be generated from our U.S. and Mexico pawn businesses."

1 In addition to the financial information prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), we provide certain financial information on a “constant currency” basis, which excludes the impact of foreign currency exchange rate fluctuations. For additional information about the constant currency calculations, as well as a reconciliation of the constant currency financial measures to the comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

CONSOLIDATED RESULTS
Three-Months Ended June 30, 2016

•
Net income from continuing operations attributable to EZCORP was $2.9 million ($0.05 per share), compared to a net loss of $0.7 million ($0.01 per share). This increase was driven by revenue growth from strong customer engagement and continued focus on expense management.

•
Total revenue for the current quarter was $170.2 million, up 3%, and net revenue was $100.4 million, up 7%. On a constant currency basis[1], total revenue was $174.3 million, up 6%, with net revenue of $102.8 million, up 10%. The increase in both total revenue and net revenue (stated on a GAAP and constant currency basis) is primarily due to higher pawn service charges and merchandise margin.

•
Total operating expenses for the current quarter decreased 2% (flat on a constant currency basis) as we continue to implement operational efficiencies. Corporate administrative expense was $14.5 million, down 14%.

Nine-Months Ended June 30, 2016

•
Net income from continuing operations attributable to EZCORP was $9.0 million ($0.16 per share), compared to net income of $5.8 million ($0.11 per share). This increase reflects continued improvement in our U.S. and Mexico pawn businesses (as discussed below).

•
Total revenue for the nine-months ended June 30, 2016 was $545.9 million, 1% lower, with net revenue of $321.4 million, a 6% increase. On a constant currency basis, total revenue was $559.9 million, 2% higher, and net revenue was $329.1 million, 8% higher. Higher pawn service charges and merchandise margins drove the increase in total revenue and net revenue on a constant currency basis.

•
Total operating expenses for the nine-months ended June 30, 2016 increased 5% (7% on a constant currency basis), primarily due to new store costs offset by store rationalization, accrued incentives at both field and corporate levels, as well as restatement expenses.

OPERATING METRICS
U.S. Pawn Segment
Three-Months Ended June 30, 2016

•
Enhanced focus on customers drove pawn lending, resulting in an increase in total PLO of 13% to $143.9 million, up 10% on a same store basis. The pawn loan redemption rate for the quarter was 85%, consistent with the prior-year period.

•
Total PSC increased 10% to $54.4 million, up 8% on a same store basis, as a result of strong same store PLO growth of 10%. Annualized yield on PLO decreased slightly to 164%, from 167% in the prior year quarter. The lower PLO yield is primarily due to shift in portfolio composition.

•	Merchandise sales gross margin improved to 37% from 35% attributable to discipline in pawn loan valuations and pricing cadence, driving merchandise sales gross profit growth of 8% to $29.2 million.

•	Store expenses were tightly managed, leveraging 9% growth in net revenue to $85.7 million into a 25% increase in segment profit before tax to $20.2 million.

•	Aged inventory reduced to 9% of total inventory from 11%.
Nine-Months Ended June 30, 2016

•	Same store PLO growth continues, increasing to 10% as compared to a decrease of 11% in the prior-year period, generating same store PSC growth of 5% in the nine-month period ended June 30, 2016.

•	Annualized PLO yield and pawn loan redemption rate both decreased slightly from the prior-year period to 164% from 165%, and to 84% from 85%, respectively.

•	Merchandise sales gross margin increased to 38% from 34%, resulting in a 15% increase in merchandise sales gross profit to $102.3 million.

•	Expense management leveraged a 7% growth in net revenue to $277.3 million into an 11% increase in segment profit before tax to $78.7 million.
Mexico Pawn Segment
Three-Months Ended June 30, 2016

•
Focusing on customer engagement drove the increase in PSC and PLO on a constant currency basis. PSC grew 1% to $8.1 million (up 20% on a constant currency basis). PLO decreased 1% to $16.3 million (up 19% on a constant currency basis). The pawn loan redemption rate increased to 77% from 76% in the prior-year period. Annualized PLO yield was a strong 192% compared to 194%.

•
Merchandise sales gross margin increased to 33% from 29% as the result of disciplined pawn loan valuations and pricing cadence. Merchandise sales gross profit increased 5% to $4.6 million (up 24% on a constant currency basis).

•
Store expenses were tightly managed, leveraging 2% growth in net revenue to $12.9 million into a 476% increase in segment profit before tax to $2.7 million (net revenue up 20% and segment profit before tax up 773% on a constant currency basis).

•	Aged inventory reduced to 3% of total inventory from 8%.
Nine-Months Ended June 30, 2016

•
PSC increased 2% to $23.6 million (up 22% on a constant currency basis). Annualized yield on pawn loans decreased to 194% from 196%. The pawn loan redemption rate on pawn loans year-to-date increased slightly to 78% from 77%.

•	Merchandise sales gross margin increased to 33% from 29%, resulting in a 1% increase in merchandise sales gross profit to $14.9 million (up 21% on a constant currency basis).

•
Expense management leveraged a 1% growth in net revenue to $39.0 million into a 165% increase in segment profit before tax to $6.2 million (net revenue up 20% and segment profit before tax up 259% on a constant currency basis).

DISCONTINUED OPERATIONS: GRUPO FINMART
On July 6, 2016, we announced that we had entered into a definitive agreement to sell Prestaciones Finmart, S.A.P.I. DE C.V., SOFOM, E.N.R. (“Grupo Finmart”) to Alpha Holding, S.A. de C.V. (“AlphaCredit”), a leader in consumer lending in Mexico and Colombia. We currently own 94% of Grupo Finmart, a provider of consumer loans to government agency employees in Mexico.
The decision to divest Grupo Finmart is a result of the continued execution of our three-year strategic program and is expected to provide us with additional capital to invest in our U.S. and Mexico pawn businesses.

As a result of the decision to sell the Grupo Finmart business, we have classified our Grupo Finmart segment as held for sale as of June 30, 2016 and recast all operations of Grupo Finmart as discontinued operations for the three and nine-months ended June 30, 2016.
CONFERENCE CALL
EZCORP will host a conference call on Wednesday, August 10, 2016, at 7:30am Central Time to discuss third quarter results. Analysts and institutional investors may participate on the conference call by dialing (888) 734-0328, Conference ID: 58992016, International dialing (678) 894-3054. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the call.
ABOUT EZCORP
EZCORP is a leading provider of pawn loans in the United States and Mexico. At our pawn stores, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$94,014	$93,137	$311,941	$310,628
Jewelry scrapping sales	11,230	10,588	33,631	47,521
Pawn service charges	62,473	57,599	193,197	181,996
Consumer loan fees and interest	2,201	2,708	6,603	7,517
Other revenues	232	587	548	2,047
Total revenues	170,150	164,619	545,920	549,709
Merchandise cost of goods sold	60,140	61,460	194,731	206,430
Jewelry scrapping cost of goods sold	9,110	8,580	28,271	37,609
Consumer loan bad debt	506	771	1,549	2,197
Net revenues	100,394	93,808	321,369	303,473
Operating expenses:
Operations	73,172	71,455	221,446	213,335
Administrative	14,481	16,860	50,085	44,212
Depreciation and amortization	6,274	7,537	20,422	22,448
(Gain) loss on sale or disposal of assets	(41)	82	641	725
Restructuring	—	37	1,910	763
Total operating expenses	93,886	95,971	294,504	281,483
Operating income (loss)	6,508	(2,163)	26,865	21,990
Interest expense	3,936	3,783	12,014	12,456
Interest income	(50)	(84)	(66)	(223)
Equity in net income of unconsolidated affiliate	(1,694)	(1,822)	(5,626)	(338)
Other expense (income)	500	(222)	815	953
Income (loss) from continuing operations before income taxes	3,816	(3,818)	19,728	9,142
Income tax expense (benefit)	1,038	(3,035)	11,224	4,217
Income (loss) from continuing operations, net of tax	2,778	(783)	8,504	4,925
Loss from discontinued operations, net of tax	(9,133)	(9,454)	(100,916)	(5,047)
Net loss	(6,355)	(10,237)	(92,412)	(122)
Net loss attributable to noncontrolling interest	(666)	(390)	(5,124)	(3,230)
Net (loss) income attributable to EZCORP, Inc.	$(5,689)	$(9,847)	$(87,288)	$3,108

Basic earnings per share attributable to EZCORP, Inc. — continuing operations	$0.05	$(0.01)	$0.16	$0.11
Diluted earnings per share attributable to EZCORP, Inc. — continuing operations	$0.05	$(0.01)	$0.16	$0.11

Weighted-average basic shares outstanding	53,980	54,820	54,574	54,216

Net income (loss) from continuing operations attributable to EZCORP, Inc.	$2,904	$(683)	$8,954	$5,807
Net loss from discontinued operations attributable to EZCORP, Inc.	(8,593)	(9,164)	(96,242)	(2,699)
Net (loss) income attributable to EZCORP, Inc.	$(5,689)	$(9,847)	$(87,288)	$3,108

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	June 30, 2016	June 30, 2015	September 30, 2015

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$29,380	$113,405	$56,244
Restricted cash	5,000	218	144
Pawn loans	160,269	144,377	159,964
Pawn service charges receivable, net	29,643	26,989	30,852
Inventory, net	130,368	115,283	124,084
Income taxes receivable	—	2,745	40,657
Current assets held for sale	156,587	82,845	72,858
Prepaid expenses and other current assets	20,734	57,644	24,933
Total current assets	531,981	543,506	509,736
Investment in unconsolidated affiliate	57,656	90,423	56,182
Property and equipment, net	61,201	99,353	73,938
Goodwill	254,273	249,174	251,646
Intangible assets, net	30,569	37,951	30,778
Deferred tax asset, net	33,386	39,569	24,405
Non-current assets held for sale	—	231,977	226,623
Other assets, net	18,950	26,493	13,736
Total assets	$988,016	$1,318,446	$1,187,044

Liabilities, temporary equity and equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$59,239	$77,966	$109,875
Current liabilities held for sale	130,627	81,248	87,725
Customer layaway deposits	11,201	9,635	10,470
Income taxes payable	4,842	—	—
Total current liabilities	205,909	168,849	208,070
Long-term debt, net	211,421	207,925	197,976
Non-current liabilities held for sale	—	125,378	101,644
Deferred gains and other long-term liabilities	3,321	4,752	3,703
Total liabilities	420,651	506,904	511,393
Commitments and contingencies
Temporary equity:
Class A Non-voting Common Stock, subject to possible redemption at $10.06 per share; none as of June 30, 2016 and 1,168,456 shares issued and outstanding at redemption value as of June 30, 2015 and September 30, 2015	—	11,696	11,696
Redeemable noncontrolling interest	(2,410)	16,318	2,532
Total temporary equity	(2,410)	28,014	14,228
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million as of June 30, 2016 and 2015 and September 30, 2015; issued and outstanding: 51,019,332 as of June 30, 2016; 50,681,477 as of June 30, 2015; and 50,726,289 as of September 30, 2015	510	506	507
Class B Voting Common Stock, convertible, par value $.01 per share; 3 million shares authorized; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	313,607	327,018	307,080
Retained earnings	320,537	498,360	407,825
Accumulated other comprehensive loss	(64,703)	(42,386)	(54,019)
EZCORP, Inc. stockholders’ equity	569,981	783,528	661,423
Noncontrolling interest	(206)	—	—
Total equity	569,775	783,528	661,423
Total liabilities, temporary equity and equity	$988,016	$1,318,446	$1,187,044

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended June 30,
	2016	2015

	(Unaudited)
	(in thousands)
Operating activities:
Net loss	$(92,412)	$(122)
Loss from discontinued operations*	100,172	7,819
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,422	25,316
Amortization of debt discount and consumer loan premium, net	6,574	6,099
Consumer loan loss provision	278	18,652
Deferred income taxes	(321)	(5,742)
Impairment of goodwill	—	10,550
Amortization of deferred financing costs	1,318	1,213
Other adjustments	961	1,348
Loss on sale or disposal of assets	641	956
Stock compensation expense (benefit)	3,206	(1,319)
Income from investment in unconsolidated affiliate	(5,626)	(338)
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	1,838	5,329
Inventory	(1,349)	926
Prepaid expenses, other current assets and other assets	(1,038)	(5,124)
Accounts payable and other, deferred gains and other long-term liabilities	(22,902)	(13,029)
Customer layaway deposits	781	1,127
Restricted cash	(4,861)	(459)
Income taxes receivable	45,499	17,459
Payments of restructuring charges	(8,367)	(3,668)
Dividends from unconsolidated affiliate	2,197	4,842
Net cash provided by operating activities — continuing operations	47,011	71,835
Net cash provided by (used in) operating activities — discontinued operations*	10,926	(21,523)
Investing activities:
Loans made	(469,133)	(575,038)
Loans repaid	291,704	409,793
Recovery of pawn loan principal through sale of forfeited collateral	173,710	191,170
Additions to property and equipment	(6,408)	(21,914)
Acquisitions, net of cash acquired	(6,000)	(4,120)
Investment in unconsolidated affiliate	—	(12,140)
Net cash used in investing activities — continuing operations	(16,127)	(12,249)
Net cash provided by (used in) investing activities — discontinued operations*	4,590	(1,894)
Financing activities:
Payout of deferred consideration	(14,875)	(6,000)
Repurchase of redeemable common stock issued due to acquisitions	(11,750)	—
Purchase of subsidiary shares from noncontrolling interest	—	(2,774)
Payments on capital lease obligations	(48)	(355)
Net cash used in financing activities — continuing operations	(26,673)	(9,129)
Net cash (used in) provided by financing activities — discontinued operations*	(41,237)	37,713
Effect of exchange rate changes on cash and cash equivalents	(6,506)	(5,691)
Net (decrease) increase in cash and cash equivalents	(28,016)	59,062
Cash and cash equivalents at beginning of period, excluding held for sale	56,244	52,294
Cash and cash equivalents held for sale at beginning of period	2,880	3,031
Cash and cash equivalents at end of period	31,108	114,387

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Less: cash and cash equivalents held for sale at end of period	(1,728)	(982)
Cash and cash equivalents at end of period, excluding held for sale	$29,380	$113,405

Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$179,394	$170,185
Issuance of common stock, subject to possible redemption, due to acquisition	—	11,696
Deferred consideration	—	124
Payable to purchase additional shares of noncontrolling interest	—	322

EZCORP, Inc.
SELECTED OPERATING SEGMENT RESULTS (UNAUDITED)
U.S. Pawn
The following table presents selected summary financial data from continuing operations for the U.S. Pawn segment:

	Three Months Ended June 30,		Percentage Change
	2016	2015

	(in thousands)
Net revenues:
Pawn service charges	$54,395	$49,609	10%

Merchandise sales	79,826	77,126	4%
Merchandise sales gross profit	29,240	27,043	8%
Gross margin on merchandise sales	37%	35%	200bps

Jewelry scrapping sales	10,918	9,614	14%
Jewelry scrapping sales gross profit	2,073	1,966	5%
Gross margin on jewelry scrapping sales	19%	20%	(100)bps

Other revenues	39	162	(76)%
Net revenues	85,747	78,780	9%

Segment operating expenses:
Operations	62,733	58,902	7%
Depreciation and amortization	2,888	3,707	(22)%
Segment operating contribution	20,126	16,171	24%

Other segment (income) expenses	(52)	65	*
Segment contribution	$20,178	$16,106	25%

Other data:
Net earning assets — continuing operations	$257,396	$223,941	15%
Inventory turnover — general merchandise (b)	2.5	2.9	(14)%
Inventory turnover — jewelry (b)	1.1	1.1	—%
Average monthly ending pawn loan balance per store (a)	$262	$235	11%
Average annual yield on pawn loans outstanding	164%	167%	(300)bps
Pawn loan redemption rate (c)	85%	85%	—

*	Represents an increase or decrease in excess of 100% or not meaningful.
(a)	Balance is calculated based upon the average of the monthly ending balance averages during the applicable period.
(b)	Calculation of inventory turnover excludes the effects of scrapping.
(c)	Our pawn loan redemption rate represents the percentage of loans made that are repaid, renewed or extended.

Mexico Pawn
The following table presents selected summary financial data from continuing operations for the Mexico Pawn segment, including constant currency results, after translation to U.S. dollars from its functional currency of the Mexican peso. See “Non-GAAP Financial Information” below.

	Three Months Ended June 30,
	2016 (GAAP)	2015 (GAAP)	Percentage Change (GAAP)	2016 (Constant Currency)	Percentage Change (Constant Currency)

	(in USD thousands)			(in USD thousands)
Net revenues:
Pawn service charges	$8,078	$7,990	1%	$9,556	20%

Merchandise sales	14,187	15,447	(8)%	16,783	9%
Merchandise sales gross profit	4,633	4,420	5%	5,481	24%
Gross margin on merchandise sales	33%	29%	400bps	33%	400bps

Jewelry scrapping sales	312	886	(65)%	369	(58)%
Jewelry scrapping sales gross profit	47	19	*	56	*
Gross margin on jewelry scrapping sales	15%	2%	1,300bps	15%	1,300bps

Other revenues	157	274	(43)%	186	(32)%
Net revenues	12,915	12,703	2%	15,279	20%

Segment operating expenses:
Operations	8,744	10,801	(19)%	10,344	(4)%
Depreciation and amortization	720	1,097	(34)%	852	(22)%
Segment operating contribution	3,451	805	*	4,083	*

Other segment expenses (income) (a)	748	336	*	(12)	*
Segment contribution	$2,703	$469	*	$4,095	*

Other data:
Net earning assets — continuing operations	$33,214	$35,464	(6)%	$39,349	11%
Inventory turnover (b)	2.3	2.6	(12)%	2.3	(12)%
Average monthly ending pawn loan balance per store (c)	$71	$70	1%	$84	20%
Average annual yield on pawn loans outstanding	192%	194%	(200)bps	194%	—
Pawn loan redemption rate (d)	77%	76%	100bps	77%	100bps

*	Represents an increase or decrease in excess of 100% or not meaningful.
(a)
The three-months ended June 30, 2016 constant currency balance excludes $0.8 million of net foreign currency transaction losses resulting from movement in exchange rates. The three-months ended June 30, 2015 includes net foreign currency transaction losses totaling $0.4 million that are not excluded from the above results.

(b)	Calculation of inventory turnover excludes the effects of scrapping.
(c)	Balance is calculated based upon the average of the monthly ending balance averages during the applicable period.
(d)	Our pawn loan redemption rate represents the percentage of loans made that are repaid, renewed or extended.

U.S. Pawn
The following table presents selected summary financial data from continuing operations for the U.S. Pawn segment:

	Nine Months Ended June 30,		Percentage Change
	2016	2015

	(in thousands)
Net revenues:
Pawn service charges	$169,630	$158,961	7%

Merchandise sales	266,560	259,040	3%
Merchandise sales gross profit	102,272	88,850	15%
Gross margin on merchandise sales	38%	34%	400bps

Jewelry scrapping sales	32,117	44,012	(27)%
Jewelry scrapping sales gross profit	5,084	9,568	(47)%
Gross margin on jewelry scrapping sales	16%	22%	(600)bps

Other revenues	281	570	(51)%
Net revenues	277,267	257,949	7%

Segment operating expenses:
Operations	187,518	176,329	6%
Depreciation and amortization	9,489	10,766	(12)%
Segment operating contribution	80,260	70,854	13%

Other segment expenses	1,607	64	*
Segment contribution	$78,653	$70,790	11%

Other data:
Average monthly ending pawn loan balance per store (a)	$264	$248	6%
Average annual yield on pawn loans outstanding	164%	165%	(100)bps
Pawn loan redemption rate (b)	84%	85%	(100)bps

*	Represents an increase or decrease in excess of 100% or not meaningful.
(a)	Balance is calculated based upon the average of the monthly ending balance averages during the applicable period.
(b)	Our pawn loan redemption rate represents the percentage of loans made that are repaid, renewed or extended.

Mexico Pawn
The following table presents selected summary financial data from continuing operations for the Mexico Pawn segment, including constant currency results, after translation to U.S. dollars from its functional currency of the Mexican peso. See “Non-GAAP Financial Information” below.

	Nine Months Ended June 30,
	2016 (GAAP)	2015 (GAAP)	Percentage Change (GAAP)	2016 (Constant Currency)	Percentage Change (Constant Currency)

	(in USD thousands)			(in USD thousands)
Net revenues:
Pawn service charges	$23,567	$23,035	2%	$28,216	22%

Merchandise sales	45,376	49,910	(9)%	54,328	9%
Merchandise sales gross profit	14,934	14,719	1%	17,880	21%
Gross margin on merchandise sales	33%	29%	400bps	33%	400bps

Jewelry scrapping sales	1,493	3,210	(53)%	1,788	(44)%
Jewelry scrapping sales gross profit	271	262	3%	325	24%
Gross margin on jewelry scrapping sales	18%	8%	1,000bps	18%	1,000bps

Other revenues	231	783	(70)%	277	(65)%
Net revenues	39,003	38,799	1%	46,698	20%

Segment operating expenses:
Operations	28,961	31,727	(9)%	34,674	9%
Depreciation and amortization	2,285	3,442	(34)%	2,736	(21)%
Segment operating contribution	7,757	3,630	*	9,288	*

Other segment expenses (a)	1,547	1,291	20%	884	*
Segment contribution	$6,210	$2,339	*	$8,404	*

Other data:
Average monthly ending pawn loan balance per store (b)	$68	$64	6%	$81	27%
Average annual yield on pawn loans outstanding	194%	196%	(200)bps	194%	(200)bps
Pawn loan redemption rate (c)	78%	77%	100bps	78%	100bps

*	Represents an increase or decrease in excess of 100% or not meaningful.
(a)
The nine-months ended June 30, 2016 constant currency balance excludes $0.8 million net foreign currency transaction losses resulting from movement in exchange rates. The net foreign currency transaction losses for the nine-months ended June 30, 2015 were $1.1 million and are not excluded from the above results.

(b)	Balance is calculated based upon the average of the monthly ending balance averages during the applicable period.
(c)	Our pawn loan redemption rate represents the percentage of loans made that are repaid, renewed or extended.

EZCORP, Inc.
STORE COUNT ACTIVITY

	Three Months Ended June 30, 2016
	Company-owned Stores
	U.S. Pawn	Mexico Pawn	Other International	Consolidated	Franchises

As of March 31, 2016	522	237	27	786	—
New locations opened	—	1	—	1	—
As of June 30, 2016	522	238	27	787	—

	Three Months Ended June 30, 2015
	Company-owned Stores
	U.S. Pawn	Mexico Pawn		Other International	Consolidated	Franchises

As of March 31, 2015	519	262	*	39	820	2
Locations sold, combined or closed	—	(1)	*	—	(1)	(1)
As of June 30, 2015	519	261		39	819	1
* Includes 21 buy/sell stores. One buy/sell store was closed during the period.

	Nine Months Ended June 30, 2016
	Company-owned Stores
	U.S. Pawn	Mexico Pawn		Other International	Consolidated	Franchises

As of September 30, 2015	522	237	*	27	786	1
New locations opened	—	1		—	1	—
Locations acquired	6	1		—	7	—
Locations sold, combined or closed	(6)	(1)		—	(7)	(1)
As of June 30, 2016	522	238		27	787	—
* Includes five buy/sell stores which were converted to Mexico Pawn stores during the three-months ended March 31, 2016.

	Nine Months Ended June 30, 2015
	Company-owned Stores
	U.S. Pawn	Mexico Pawn		Other International	Consolidated	Franchises

As of September 30, 2014	504	261	*	39	804	5
New locations opened	5	2	*	—	7	—
Locations acquired	12	—		—	12	—
Locations sold, combined or closed	(2)	(2)	*	—	(4)	(4)
As of June 30, 2015	519	261		39	819	1
* Includes 19 buy/sell stores. Two buy/sell stores were opened and one buy/sell store was closed during the period.

NON-GAAP FINANCIAL INFORMATION
In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), we provide certain other non-GAAP financial information on a constant currency basis ("constant currency"). We use constant currency and ongoing segment contribution results to evaluate results of our Mexico Pawn operations, which are denominated in Mexican pesos and believe that presentation of constant currency results are meaningful and useful in understanding the activities and business metrics of our Mexico Pawn operations and reflect an additional way of viewing aspects of our business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP condensed consolidated financial statements. We use this non-GAAP financial information to evaluate and compare operating results across accounting periods. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating condensed consolidated balance sheet and condensed consolidated statement of operations items denominated in Mexican pesos to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current comparable period, in order to exclude the effects of foreign currency rate fluctuations. For condensed consolidated balance sheet items, the end of period rate as of June 30, 2016 of 18.6 to 1 was used, compared to the end of period rate as of June 30, 2015 of 15.7 to 1. For condensed consolidated statement of operations items, the average closing daily exchange rate for the appropriate period was used. The average exchange rates for the current three and nine-months ended June 30, 2016 were 18.1 to 1 and 17.6 to 1, respectively, as compared to the prior year three and nine-months ended June 30, 2015 rates of 15.3 to 1 and 14.7 to 1, respectively. Constant currency results, where presented, also exclude foreign currency gain or loss.

The following information provides reconciliations of certain non-GAAP financial measures presented in this press release to the most directly comparable financial measures calculated and presented in accordance with GAAP, where not already included in constant currency segment results above.
Miscellaneous Non-GAAP Financial Measures

	U.S. Dollar Amount	Percentage Change YOY

	(in thousands)
Consolidated revenue (three-months ended June 30, 2016)	$170,150	3%
Currency exchange rate fluctuations	4,160
Constant currency consolidated revenue (three-months ended June 30, 2016)	$174,310	6%

Consolidated net revenue (three-months ended June 30, 2016)	$100,394	7%
Currency exchange rate fluctuations	2,364
Constant currency consolidated net revenue (three-months ended June 30, 2016)	$102,758	10%

Consolidated operating expenses (three-months ended June 30, 2016)	$93,886	(2)%
Currency exchange rate fluctuations	1,730
Constant currency consolidated operating expenses (three-months ended June 30, 2016)	$95,616	—%

Consolidated revenue (nine-months ended June 30, 2016)	$545,920	(1)%
Currency exchange rate fluctuations	13,942
Constant currency consolidated revenue (nine-months ended June 30, 2016)	$559,862	2%

Consolidated net revenue (nine-months ended June 30, 2016)	$321,369	6%
Currency exchange rate fluctuations	7,695
Constant currency consolidated net revenue (nine-months ended June 30, 2016)	$329,064	8%

Consolidated operating expenses (nine-months ended June 30, 2016)	$294,504	5%
Currency exchange rate fluctuations	6,294
Constant currency consolidated operating expenses (nine-months ended June 30, 2016)	$300,798	7%

Mexico Pawn loans outstanding as of June 30, 2016	$16,332	(1)%
Currency exchange rate fluctuations	3,017
Constant currency Mexico Pawn loans outstanding as of June 30, 2016	$19,349	18%